Exhibit 23(b)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wellman, Inc. Deferred Compensation and Restricted Stock Plan and in the related Prospectus of our report dated January 30, 1997, with respect to the consolidated financial statements of Wellman International Limited and subsidiaries included in the Annual Report on Form 10-K for Wellman, Inc. for the year ended 31 December 1996.



KPMG
Chartered Accountants
Registered Auditors




Dublin, Ireland
March 9, 1998